SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2013

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:   (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 17, 2013.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 8, 2013.  The final results of the shareholder votes are as follows:

Proposal 1 — Election of Directors

			Broker
	For	Withheld	Non-Votes
Richard E. McDowell	68,576,544	2,053,919	9,779,758
Joseph F. Long	68,493,355	2,137,108	9,779,758
John P. Meegan	68,857,123	1,773,340	9,779,758
Timothy B. Fannin	69,714,780	915,683	9,779,758
William F. McKnight	69,720,784	909,679	9,779,758

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Shareholders approved the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	79,559,156
Against	737,919
Abstain	113,146
Broker non-votes	0

Proposal 3 — An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement was as follows:

For	66,203,882
Against	3,702,405
Abstain	724,176
Broker non-votes	9,779,758

Item 8.01              Other Events.

On April 17, 2013, the Registrant held its annual shareholders’ meeting.  The slide presentation made to shareholders is attached as exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(a)                                 Not applicable

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1	Slide presentation made to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	April 18, 2013	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer